SECURITIES AND EXCHANGE COMMISSION

					  Washington, D. C.  20549


							FORM 8-K

						  CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

					  Date of Report: July 3, 1996

					   Commission File No. 0-17069


						Excal Enterprises, Inc.
		   (Exact name of registrant as specified in its charter)


		Delaware                                    59-2855398
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

		100 North Tampa Street, Suite 3575, Tampa, Florida  33602
				(Address of principal executive offices)

						   (813) 224-0228
			 Registrant's telephone number, including area code



Item 5.  Other Events.

Assix Automotive, Inc., a wholly owned subsidiary of Excal Enterprises, Inc., sent notices to several licensed agents terminating their Agency Agreements with the Company for the provision of AccuBalance wheel balancing services effective June 30, 1997. These Agency Agreements required a twelve month notice of termination.

The Company made the decision to terminate all agency agreements effective June 30, 1997 to allow it the flexibility to explore other options for the automotive division.

Item  7(c).  Exhibits.

	None.


						  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


								EXCAL ENTERPRISES, INC.


Dated: July 3, 1996                     By: /S/ W. CAREY WEBB
								W. Carey Webb
								President and CEO